UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

Kansas City Southern

(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(Address of principal executive office) (Zip Code)

(816) 983-1303

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Kansas City Southern (the “Company”) approved a one-time cash payment to Dave Starling, the Company’s former President and Chief Executive Officer and current director. In 2015, the Board developed a plan to ensure a smooth CEO transition from Mr. Dave Starling to Mr. Patrick Ottensmeyer. A key component of that plan was the creation of a compensation package designed to retain and focus Mr. Starling’s efforts on the transition—a set of tasks important to the Company while often challenging to a departing chief executive officer. The transition package was divided into three tranches of 10,000 shares of restricted stock. The last 10,000 share tranche was scheduled to vest in February 2017. The Company didn’t meet the financial performance target established for this last tranche, and therefore this last 10,000 shares were forfeited. The Committee, however, is confident that Mr. Starling fulfilled his obligations and helped the Company avoid any disruption in the change in leadership, and therefore awarded a one-time cash bonus payment to Mr. Starling in the amount of $850,000 in February 2017, which is the final payment under this compensation package. Mr. Starling’s term on the Board will end at the 2017 Annual Meeting of Stockholders, and pursuant to the Company’s Bylaws, he is not eligible to stand for re-election.

Short and Long Term Incentive Programs

On February 17, 2017, the Committee approved the Company’s 2017 Long-Term Incentive Program (the “2017 LTI Program”) and the 2017 Annual Incentive Plan (the “2017 AIP”), in which the Company’s officers participate.

2017 LTI Program

The 2017 LTI Program consists of performance share awards (50%), non-qualified stock options (25%) and restricted stock (25%). All awards under the 2017 LTI Program were granted on February 17, 2017, and are governed by the Company’s 2008 Stock Option and Performance Award Plan.

The performance period for the performance shares is the three year period 2017 through 2019. Participants may earn between 0% and 200% of the performance shares awarded under the 2017 LTI Program by meeting or exceeding the Return on Invested Capital (“ROIC”) and Operating Ratio (“OR”) performance criteria set for the 2017 LTI Program. The Committee set three-year performance goals for the 2017 LTI Program on February 17, 2017.

The payout percentage based on the ROIC and OR performance metrics is then subject to adjustment up or down based on a comparison of the average of the Company’s annual revenue growth during the performance period against the average of the annual growth rate of the other North American Class 1 railroads, provided, however, that the final payout percentage may not exceed 200% of the performance shares. For purposes of determining revenue growth for the Company and for all other North American Class I railroads, revenue includes (a) total revenue for the most recently reported twelve-month period, including fuel surcharge revenue, (b) adjustments for foreign exchange impacts as disclosed in publicly available information, and (c) adjustments for business combinations, acquisitions or dispositions as disclosed in publicly available information.

Performance shares earned under the 2017 LTI Program become vested and will be paid out on the later of (i) February 28, 2020, or (ii) the date the Compensation Committee certifies the performance results.

The performance metrics for the performance shares awarded under the 2017 LTI Program are return on invested capital (“ROIC”) and consolidated operating ratio (“OR”), weighted 75% and 25%, respectively. ROIC is defined as the quotient of the Company’s net operating profit after taxes (“NOPAT”) for the applicable performance period divided by the Company’s invested capital where (i) NOPAT is the sum of the Company’s net income, interest expense and interest on the present value of the Company’s operating leases (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of (a) adjustments included in Adjusted Diluted Earnings Per Share as reported by the Company, (b) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2017 long range plan, (c) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2017 long range plan, (d) changes in statutory income tax rates and laws enacted after January 1, 2017 on the Company’s income tax expense (e) business combinations or acquisitions, (f) changes in accounting principles, and (g) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee; and (ii) invested capital is the sum of the Company’s average equity balance, average debt balance and the present value of the Company’s operating leases, with further adjustments to eliminate the average invested capital impacts of (a) changes in accounting principles, (b) business combinations or acquisitions, and (c) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee.

Under the 2017 LTI Program, OR is defined as the Company’s Adjusted Operating Ratio as reported in the Company’s earnings releases, with any necessary adjustments to eliminate the effects of (a) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2017 long range plan, (b) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2017 long range plan, (c) business combinations or acquisitions, (d) changes in accounting principles, and (e) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee.

The shares of restricted stock awarded under the 2017 LTI Program vest on February 28, 2020.

The non-qualified stock options become vested and exercisable in equal installments on February 17, 2018, February 17, 2019 and February 17, 2020, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company’s common stock on the date of grant.

The above description is qualified in its entirety by the form of 2017 LTI Program award agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

2017 AIP

The Committee amended and restated the Kansas City Southern Annual Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2

The 2017 AIP is payable in cash following certification by the Committee that the 2017 annual performance target is met. The performance target for the 2017 AIP is based on achieving an operating ratio and operating cash flow within a specified range. The definition of operating ratio for purposes of the 2017 AIP is identical to the definition of operating ratio in the 2017 LTI Program. Operating cash flow is defined as the Company’s Adjusted Operating Income before depreciation and amortization and after accrued capital expenditures (all preceding items as reported in the Company’s earnings releases and related materials), with any necessary adjustments to eliminate the effects of (a) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2017 long range plan, (b) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2017 long range plan, (c) business combinations or acquisitions, (d) changes in accounting principles, and (e) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee. The payout is then subject to adjustment based on the Company’s revenue growth compared to the other North American Class I railroads. The calculation of revenue for the 2017 AIP and 2017 LTI Program are the same.

Item 9.01 Financial Statements and Exhibits

(d)

Number	Description

10.1	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2017 Long-Term Incentive Program

10.2	Kansas City Southern Annual Incentive Plan, as amended and restated February 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY SOUTHERN

By:	/s/ Adam J. Godderz

Name:	Adam J. Godderz
Title:	Corporate Secretary

Date: February 24, 2017

EXHIBIT INDEX

Number	Description

10.1	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2017 Long-Term Incentive Program

10.2	Kansas City Southern Annual Incentive Plan, as amended and restated February 17, 2017